SCHEDULE 14A
(Rule 14a-10) INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities and Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant     [    ]

Filed by a Party other than the Registrant    [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

                                           LSI Industries Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of this filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting of Shareholders
and Proxy Statement

September 25, 2003

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on Thursday, November 13, 2003, at 10:00 a.m. at the Company’s headquarters located at 10000 Alliance Road, Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have a chance to meet your Company’s directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and provides information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and promptly return your proxy card in the enclosed envelope.

Sincerely yours,

/s/ Robert J. Ready
Robert J. Ready
Chairman of the Board,
Chief Executive Officer, and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
LSI INDUSTRIES INC.

Time:

      10:00 a.m., Eastern Standard Time

Date:

      Thursday, November 13, 2003

Place:

      LSI Industries Corporate Headquarters
      10000 Alliance Road
      Cincinnati, Ohio 45242

Purpose:

      •  Elect Directors
      •  Approve the new LSI Industries Inc. 2003 Equity Compensation Plan
      •  Ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for fiscal year 2004
      •  Conduct other business if properly raised

Only shareholders of record on September 16, 2003 may vote at the meeting. The approximate mailing date of the Proxy Statement and accompanying proxy card is September 26, 2003.

Your vote is important. Please complete, sign, date, and promptly return your proxy card in the enclosed envelope.

/s/ Robert J. Ready
Robert J. Ready
Chairman of the Board,
Chief Executive Officer, and President

September 25, 2003

LSI Industries Inc.
Proxy Statement

Table of Contents

Begins
on Page

INTRODUCTION VOTING AT ANNUAL MEETING	1 1
General Information Principal Shareholders Shareholder Proposals	1 2 2
           Proposal 1   Election of Directors
           Proposal 2   Approval of the new LSI Industries Inc.
                                2003 Equity Compensation Plan
           Proposal 3   Ratification of Appointment of Independent Certified Public Accountants
Other Matters	3 3 7 10
MANAGEMENT	10
Directors and Executive Officers Board Actions Section 16(a) Beneficial Ownership Reporting Compliance Executive Compensation Stock Options	10 12 13 13 14
REPORT OF THE COMPENSATION COMMITTEE	15
Base Compensation Incentive Compensation Stock Option Grants Deferred Compensation	15 15 16 16
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION CERTAIN TRANSACTIONS REPORT OF THE AUDIT COMMITTEE CORPORATE PERFORMANCE GRAPH OTHER MATTERS QUESTIONS APPENDIX A 2003 EQUITY COMPENSATION PLAN	16 16 17 18 19 19 22

LSI INDUSTRIES INC.

10000 Alliance Road
Cincinnati, Ohio 45242

Telephone (513) 793-3200

P R O X Y    S T A T E M E N T

Annual Meeting of Shareholders
November 13, 2003

INTRODUCTION

        The Board of Directors of LSI Industries Inc. is requesting your proxy for the Annual Meeting of Shareholders on November 13, 2003, and at any postponement or adjournment of such meeting. This Proxy Statement and the accompanying proxy card were first mailed on September 26, 2003 to shareholders of record as of September 16, 2003.

VOTING AT ANNUAL MEETING

General Information

        In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting either by proxy or in person. Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time by filing with the Company (to the attention of Ronald S. Stowell) either a written revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. All shares will be voted as specified on each properly executed proxy card. If no choice is specified, the shares will be voted as recommended by the Board of Directors, namely “FOR” Proposal 1 to elect the three persons nominated as Class A directors by the Board of Directors, “FOR” Proposal 2 (Approval of the new LSI Industries Inc. 2003 Equity Compensation Plan), and “FOR” Proposal 3 (Ratification of Appointment of Independent Certified Public Accountants). If any other matters come before the meeting or any postponement or adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the proxy card.

        As of September 16, 2003, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, LSI Industries had 15,753,864 Common Shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on September 16, 2003, will be entitled to vote at the Annual Meeting. Abstentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

Principal Shareholders

        As of September 4, 2003, the following are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Shares:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
William Blair & Company, L.L.C	1,665,435		10.49%
222 West Adams Street, 13th Floor
Chicago, IL 60606

David L. Babson & Co., Inc.	1,586,250		9.99%
One Memorial Drive, Suite 1100
Cambridge, MA 02142-1300

T. Rowe Price Associates, Inc.	1,316,250	(a)	8.29%
100 East Pratt Street
Baltimore, MD 21202

Columbia Management Advisors, Inc.	1,090,563		6.87%
100 Federal Street
Boston, MA 02110

Robert J. Ready	856,907	(b)	5.40%
10000 Alliance Road
Cincinnati, Ohio 45242

(a)	These securities are owned by various individual and institutional investors for whom T. Rowe Price Associates, Inc. serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(b)	Includes 22,500 options exercisable within 60 days, 31,247 shares held in the Company’s non-qualified Deferred Compensation Plan, and 195,732 shares held in trust for Mr. Ready’s children. Mr. Ready disclaims beneficial ownership of shares held by or in trust for his children.

Shareholder Proposals

        Shareholders who desire to have proposals included in the Notice for the 2004 Annual Meeting of Shareholders must submit their proposals to the Company at its offices on or before May 31, 2004.

        The form of Proxy for the Annual Meeting of Shareholders grants authority to the persons designated therein as proxies to vote in their discretion on any matters that come before the meeting, or any adjournment thereof, except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2004 Annual Shareholders’ Meeting, it must be received prior to August 13, 2004. If there is a change in the anticipated date of next year’s annual meeting or if these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

Proposal 1.    Election of Directors

        The Company’s Code of Regulations provides that the Board of Directors be composed of two classes of directors, with each class elected for a two-year term. One class is elected annually. The terms of the Class A directors expire at the 2003 Annual Meeting of Shareholders while the terms of the Class B directors expire at the 2004 Annual Meeting of Shareholders.

        The Board is nominating for reelection three present Class A directors, namely, Gary P. Kreider, Dennis B. Meyer and Robert J. Ready. Proxies solicited by the Board will be voted for the election of these three nominees.

        All Class A directors elected at the Annual Meeting will be elected to hold office for two years and until their successors are elected and qualified.

        In voting to elect directors, shareholders are entitled to one vote for each share held of record. Shareholders are not entitled to cumulate their votes in the election of directors.

        Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. The two nominees receiving the highest number of votes cast will be elected.

             Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR each of the Class A directors nominated in this Proxy Statement. Nominees receiving the highest number of votes will be elected.

Proposal 2.     Approval of the new LSI Industries Inc. 2003 Equity Compensation Plan

        The Company currently utilizes its 1995 Stock Option Plan, which has been approved by the Shareholders, to grant stock options to employees. The Plan permits the granting of either incentive stock options or nonqualified stock options to all employees of the Company. Additionally, the Company uses the LSI Industries Inc. 1995 Directors’ Stock Option Plan, which has been approved by Shareholders, to grant non-qualified stock options to non-employee directors. As of September 12, 2003, there are options outstanding in these two plans for employees and non-employee directors to purchase 587,270 shares and there are 823,630 shares available for the grant of additional options.

Objectives of the 2003 Equity Compensation Plan

        The purposes of this Plan are to enable LSI and its Subsidiaries to compete successfully in retaining and attracting key employees, directors and advisors of outstanding ability, to stimulate the efforts of such persons toward LSI’s objectives and to encourage the identification of their interests with those of LSI’s shareholders.

Administration of the Plan

        The Plan shall be administered by a Committee appointed by the Board of Directors. Committee members shall consist of only non-employee directors. The Committee shall have the authority to:

1.	select eligible employees or advisors to whom awards may be granted

2.	determine the types and combinations of awards

3.	determine the number of Common Shares or monetary units which may be subject to each award

4.	determine the terms and conditions of each award

5.	modify or waive certain restrictions, limitations, terms or conditions of previously granted awards in a manner consistent with the Plan

Types of Awards

        The Board of Directors desires additional flexibility regarding the type of equity compensation it may award to employees and advisors in the future. Approval of the LSI Industries Inc. 2003 Equity Compensation Plan (see Exhibit I), as a replacement of the existing LSI Industries Inc. 1995 Stock Option Plan and the LSI Industries Inc. 1995 Directors’ Stock Option Plan, would provide such flexibility and allow equity compensation to be awarded in the following forms:

1.	Stock options (incentive stock options or nonqualified stock options)

The Plan provides that the purchase price of the Company’s Common Shares purchasable under any stock option (incentive stock option or non-qualified stock options) shall be determined by the Committee, provided that the purchase price of any incentive stock option shall not be less than 100% of the fair market value of the Company’s Common Shares on the date that the option is granted. Payment of the purchase price for option shares must be made in cash unless some other form of consideration is approved by the Committee at or after grant.

The period of any option shall be determined by the Committee, but no incentive stock option may be exercised later than ten years after the date of grant. The aggregate fair market value, determined at the date of grant of the incentive stock option, of the Company’s Common Shares for which incentive stock options are exercisable for the first time during any calendar year as to any participant may not exceed $100,000. No person may receive options for more than 75,000 Common Shares in any twelve month period. Incentive stock options granted to persons owning more than 10% of the voting power of the Company must be at 110% of fair market value and may be for terms of not more than five years.

Non-Employee Directors receive ten year options to purchase 1,500 shares when elected to the Board and at the time of each Annual Shareholders’ Meeting.

2.	Stock Appreciation Rights

A Stock Appreciation Right (SAR) represents the right to receive, for each unit awarded, cash and/or Common Shares of the Company equal in value to the excess of the fair market value of one common share on the date of exercise of the SAR over the reference price per common share established on the date the SAR was granted. The Plan provides that the Committee may grant SARs to any eligible employee, advisor or non-employee director in accordance with terms and conditions established by the Committee. An SAR shall have a term of no longer than ten years from its grant date. SARs may be granted in tandem with stock options, or separately as a non-tandem SAR.

3.	Restricted and Unrestricted Stock Awards

Restricted stock awards will consist of the Company’s Common Shares which are subject to such conditions, restrictions and limitations as the Committee determines to be appropriate. With respect to the Company’s shares awarded as restricted stock, after the full vesting of such awards the recipient shall have all rights of a shareholder of the Company, including the right to vote and the right to receive cash dividends. Upon termination of employment during the restriction period, all restricted stock shall be forfeited subject to such exceptions as are authorized by the Committee as to termination of employment, retirement, disability, death or special circumstances. The Committee may also issue unrestricted shares on a bonus basis for no cash consideration.

4.	Performance Awards

The Plan provides that the Committee may, in its discretion, grant Performance Awards to eligible employees and advisors. A Performance Award shall consist of the right to receive either Common Shares or cash of an equivalent value, or a combination of both, at the end of a specified performance period or a fixed dollar amount payable in cash or Common Shares, or a combination of both, at the end of a specified performance period. The committee shall determine the eligible employees and advisors to whom and the time or times at which Performance Awards shall be granted, the number of Common Shares or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which a participant’s Performance Award will vest, and any other terms and conditions of the Performance Award. The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals; the appreciation in the fair market value, book value or other measure of value of the Common Shares; the performance of the Company based on earnings or cash flow; or such other factors or criteria as the Committee shall determine.

5.	Other Stock Unit Awards

The Plan provides that the Committee is authorized to grant to employees of the Company and its affiliates, either alone or in addition to other awards granted under the Plan, awards of Common Shares or other securities of the Company or any subsidiary of the Company and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company or any subsidiary of the Company (“Other Stock Unit Awards”). Other Stock Unit Awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine. The Committee shall determine the employees to whom Other Stock Unit Awards are to be made, the times at which such Awards are to be made, the number of Common Shares to be granted pursuant to such awards and all other conditions of such awards. Common shares (including securities covertible into Common Shares) and other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares or other securities on the date of grant, unless the Committee otherwise elects.

Termination of Awards

Awards terminate immediately if employment is terminated for cause or violation of a written employment or non-competition agreement. Upon death, disability or retirement, options become exercisable to their full extent and may be exercisable for a period of one year after the date of death or disability, or 90 days in the case of retirement. In the case of a liquidation of the Company or any merger in which it is not the survivor or in which 75% or more of its outstanding shares are converted in consideration other than stock, all awards will become exercisable for a period of at least 20 days after notice of the transaction, and thereafter will expire. All awards will also become exercisable in full if anyone becomes the beneficial owner, as defined under the Securities Exchange Act of 1934, of 25% or more of the voting power of the Company or if there is a change in a majority of the Board of Directors effected without the approval of then current directors.

Amendment and Termination of the 2003 Plan

The Plan may be amended or terminated by the Board of Directors of the Company provided that no such action shall impair the rights of a participant without the participant’s consent and provided that no amendment shall be made without shareholder approval which shall increase the total number of Common Shares of the Company reserved for issuance under the Plan, or cause the Plan or any award granted under the Plan to fail to meet certain tax conditions.

Federal Income Tax Consequences

The grant of an option or Stock Appreciation Right (SAR) will create no tax consequences for an optionee or the Company. Upon exercising a non-qualified stock option or SAR, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the Company shares on the date of exercise and the Company will be entitled to a deduction for the same amount. There is no regular income tax consequence for the optionee upon an exercise of an incentive stock option, and no deduction is available to the Company unless the shares are sold within two years of the grant of the option or one year from its exercise, in which case the tax treatment will be that accorded to the exercise of a non-qualified option.

With respect to other awards granted under the Plan that are settled either in cash or in Common Shares of the Company, or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of the Company’s Common Shares or other property received and the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in Company Common Shares or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the Company’s Common shares or other property received at the first time the Company’s Common Shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount.

Shares Available for Award

The Board of Directors believes it appropriate for the 2003 Equity Compensation Plan to make available 1,800,000 Common Shares for potential awards in any of the manners described above. If the 2003 Equity Compensation Plan is approved, it is the intention of the Board of Directors that no more shares would be granted under the 1995 Stock Option Plans. The closing price of LSI’s Common Shares on September 18, 2003 was $14.31.

A copy of the 2003 Equity Compensation Plan is attached as Appendix A.

             Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal 2. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required for approval of this proposal.

Proposal 3.    Ratification of Appointment of Independent Certified Public Accountants

        The Board of Directors appointed Grant Thornton LLP as the Company’s independent certified public accountants for fiscal 2002. Grant Thornton LLP has been the independent certified public accounting firm for the Company since April 2002. Prior to April 2002, Arthur Andersen LLP served as the Company’s independent public accountants. Although not required by law, the Board is seeking shareholder ratification of its selection. If ratification is not obtained, the Board intends to continue the employment of Grant Thornton LLP at least through fiscal 2004.

        Representatives of Grant Thornton LLP are expected to be present at the Shareholders’ Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

        The Company incurred the following fees from Grant Thornton LLP and Arthur Andersen LLP in the fiscal years ended June 30, 2003 and 2002:

	2003 Grant Thornton	2002 Grant Thornton	2002 Arthur Andersen
Audit fees	$111,962	$75,600	$15,000
Audit-related fees	36,214	5,025	5,500
Tax fees	35,898	275	166,250
All other fees	--	3,318	4,700

Total fees	$184,074	$84,218	$191,450

        Audit fees represent fees and out-of-pocket expenses related to the fiscal 2003 audit of the Company’s financial statements, filing of the Form 10-K, services related to review of the Company’s quarterly financial statements and Form 10-Q’s, and attendance at the Company’s quarterly Audit Committee meetings. Audit-related fees represent fees for consultation related to accounting and regulatory filing matters, and to audits of the Company’s two qualified retirement plans. Tax fees relate to services and out-of-pocket expenses related to tax compliance (or filing of the Company’s various and several income and franchise tax returns), tax planning, and tax advice. All other fees represent fees related to services and consultation related to various planning matters.

        The Audit Committee has advised the Company it has determined that the non-audit services rendered by Grant Thornton LLP during fiscal year 2003 are compatible with maintaining the independence of Grant Thornton LLP as auditors during fiscal year 2003.

             Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal 3. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required for approval of this proposal.

Change of Independent Accountants During Fiscal 2002

        On April 8, 2002, the Company dismissed Arthur Andersen LLP as its independent public accountant. In selecting a new independent public accountant, the Board of Directors solicited bids from and met with representatives from Deloitte & Touche LLP, Ernst & Young LLP, Grant Thornton LLP, and PricewaterhouseCoopers LLP. The Audit Committee of the Company’s Board of Directors, after reviewing audit proposals from all four firms, approved the selection of Grant Thornton as the Company’s independent accountants to replace Arthur Andersen, effective April 8, 2002.

        Arthur Andersen’s report on the Company’s financial statements for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two fiscal years ending June 30, 2001 and the subsequent interim period preceding the replacement of Arthur Andersen, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused them to make a reference to the subject matter of the disagreement(s) in connection with its report. The Company has authorized Arthur Andersen to respond fully to any inquiries by Grant Thornton.

        Arthur Andersen did not advise the Company either during the Company’s two fiscal years ending June 30, 2001 or during the subsequent interim period preceding the Company’s decision not to extend Arthur Andersen’s engagement:

•	that the internal controls necessary for the Company to develop reliable financial statements did not exist;

•	that information had come to its attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

•	of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or any subsequent interim period that if further investigated might (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or (ii) have caused it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements; or

•	that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report in those financial statements.

        During the two fiscal years ending June 30, 2001 and during the interim period prior to engaging Grant Thornton, neither the Company nor anyone on its behalf consulted Grant Thornton regarding either:

•	the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

•	any matter that was the subject of either a disagreement or a reportable event.

        In its letter dated April 12, 2002 to the Office of the Chief Accountant of the Securities and Exchange Commission, Arthur Andersen stated that it agreed with the statements in the four preceding paragraphs. The letter was filed as Exhibit 16 to the Company’s Form 8-K dated April 8, 2002.

Other Matters

        Approval of any other matters considered at the Annual Meeting, including adjournment, will require the affirmative vote of a majority of Common Shares voting at the meeting.

MANAGEMENT

Directors and Executive Officers

        The directors and executive officers of LSI Industries are:

Common Shares Beneficially Owned
Name and Age	Position	Amount	Percentage
Robert J. Ready (a) 63	Chairman, President, and Chief Executive Officer	856,907 (d)	5.40%

James P. Sferra (a) 64	Executive Vice President- Manufacturing; Secretary and Director	343,844 (e)	2.17%

Ronald S. Stowell 53	Vice President, Chief Financial Officer and Treasurer	74,885 (e)	*

David W. McCauley 54	President of LSI Graphic Solutions Plus and President of Grady McCauley Inc.	51,957 (e)	*

Wilfred T. O'Gara (b)(c) 46	Director	12,000 (e)	*

Gary P. Kreider (b) (c) 65	Director	10,000 (e)	*

Dennis B. Meyer (b)(c) 69	Director	4,500 (e)	*

All Directors and Executive Officers as a Group (Seven Persons)		1,354,093 =========	8.53% ====

Information as of September 4, 2003

(a)	Executive Committee Member
(b)	Compensation Committee Member
(c)	Audit Committee Member
(d)	See “Principal Shareholders”
(e)	Includes options exercisable within 60 days for Mr. Sferra of 30,000 shares, Mr. Stowell of 27,750 shares, Mr. McCauley of 25,500 shares, Mr. O’Gara of 10,500 shares, Mr. Kreider of 3,000 shares and Mr. Meyer of 3,750 shares; and indirect beneficial ownership for Mr. Sferra of 10,098 shares.

*	Less than 1%

        Robert J. Ready is the founder of the Company and has been its President and a Class A Director since 1976. Mr. Ready was appointed Chairman of the Board of Directors in February 1985. Mr. Ready is also a Director of Meridian Bioscience, Inc.

        James P. Sferra shared in the formation of the Company. Mr. Sferra has served as Corporate Vice President of Manufacturing from November 1989 to November 1992, and as Executive Vice President-Manufacturing since then. Prior to that, he served as Vice President-Manufacturing of LSI Lighting Systems, a division of the Company. Mr. Sferra has served as a Class B Director since 1976, and was appointed Secretary in 1996.

        Ronald S. Stowell has served as Chief Financial Officer since joining the Company in December 1992, and was appointed Treasurer in November 1993 and Vice President in November 1997. From 1985 to November 1992, Mr. Stowell served as Corporate Controller of Essef Corporation (a Nasdaq listed company), Chardon, Ohio, a manufacturer of high performance composite and engineered plastics products.

        David W. McCauley has served as President of LSI Graphic Solutions Plus since April 2003 and as either President or Vice President of Operations of Grady McCauley Inc. (a subsidiary of the Company involved in graphics) since June 1997. Prior to the June 1997 acquisition date, Mr. McCauley was a founder and Vice President of Grady McCauley, Inc.

        Gary P. Kreider has been a Class A Director since April 2002. Mr. Kreider is a senior partner in the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., the Company’s outside counsel. His primary practice areas are securities law, mergers and acquisitions, and general corporate law, and he has been with Keating, Muething & Klekamp since 1963. Mr. Kreider has been an Adjunct Professor of Law in securities regulation at the University of Cincinnati College of Law since 1977 and is Chairman of the Ohio State Bar Association Corporate Law Committee. Mr. Kreider is also a Director of Meridian Bioscience, Inc.

        Dennis B. Meyer has been a Class A Director since August 2001. Mr. Meyer serves on the Board and Executive Committee of Midmark Corporation. Mr. Meyer was Executive Vice President of Midmark Corporation from 1985 to 2001, and held several other executive and managerial positions during his 36 years with that company.

        Wilfred T. O’Gara was appointed a Class B Director of the Company in January 1999. Mr. O’Gara has been Chief Executive Officer of Ohio Medical Instrument Corporation since January 2002 and is President of The O’Gara Group, an unrelated financial and advisory consulting firm. Previously Mr. O’Gara was the Chief Executive Officer of O’Gara-Hess & Eisenhardt Armoring Co., a subsidiary of Armor Holdings, Inc. He was named Co-Chief Executive Officer of Kroll-O’Gara and Chief Executive Officer of the Security Products and Services Group in April, 2000 and served as such until May 2001 when O’Gara-Hess & Eisenhardt was sold to Armor Holdings, Inc. He had also served as Kroll-O’Gara’s President and Chief Operating Officer since the Kroll Holdings merger and as its CEO from August, 1996 until that merger. In addition, Mr. O’Gara has served in various executive officer and director positions in its subsidiaries and predecessors since 1983.

Board Actions

        The Board of Directors met five times during fiscal 2003.

        The Executive Committee, composed of Messrs. Ready (Chairman), and Sferra, is responsible, during the intervals between meetings of the Board of Directors, for exercising all the powers of the Board of Directors in the management and control and the business of the Company to the extent permitted by law. The Executive Committee did not meet during fiscal 2003.

        The Audit Committee is composed of Messrs. O’Gara (Chairman), Kreider, Meyer, and Mr. Allen L. Davis (until his retirement in November 2002). The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following:

1.	The financial reports and other financial information provided by the Company to any governmental body or the public,

2.	The Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and

3.	The Company’s auditing, accounting and financial reporting processes generally.

Additionally, the Audit Committee provides an open avenue of communication among the independent certified public accountants, financial and senior management, and the Board of Directors. The Audit Committee also appoints the Company’s independent certified public accountants establishes their fees and approves all audit and non-audit work done by the independent certified public accountants. The Audit Committee met five times during fiscal 2003.

        The Compensation Committee, composed of Messrs. Meyer (Chairman), Kreider, O’Gara, and Mr. Allen L. Davis (until his retirement in November 2002), is responsible for establishing compensation levels for management and for administering the Company’s stock option plans and Deferred Compensation Plan. The Compensation Committee met two times during fiscal 2003.

        The Company does not have a Nominating Committee.

        During fiscal year 2003, directors who are not employees of the Company received $13,000 per year for serving as a Director plus $1,200 for each meeting attended. Committee members received $750 per year for serving as Chairman of a committee plus $600 for each committee meeting attended. Directors who are employees of the Company do not receive any compensation for serving as a Director. During fiscal year 2003 Allen Davis attended 20% of the aggregate of the total number of meetings of the Board of Directors and Committees of which he was a member. All other directors attended 100% of the aggregate of the total number of meetings of the Board of Directors and Committees of which they are members. Non-employee directors received an annual grant of an option to purchase 1,500 Common Shares at the market price at the time of grant. The option is exercisable at the time of grant and has a ten year term.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors, and persons who own more than ten percent of the Company’s Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file, since September 2002 within two days of a transaction in shares of the Company. Ronald S. Stowell filed Form 4s in September 2002 and October 2002 three days and one day late, respectively, as a direct result of late communications from the Trustee of the Company’s Non-Qualified Deferred Compensation Plan in connection with two acquisitions of shares thereunder. David W. McCauley filed certain information on his Form 3 of April 2003 twenty-two days late due to an inadvertent oversight. Based solely upon its review of copies of such forms received by it, and upon written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2003 all other filing requirements were met.

Executive Compensation

        The following table sets forth information regarding annual, long-term, and other compensation paid by the Company to its Chief Executive Officer and each of the other three executive officers at June 30, 2003 during each of the last three fiscal years for services rendered to the Company and its subsidiaries.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Securities Underlying Options (2)	All Other Compensation (3)
Robert J. Ready	2003	$500,000	$--	$34,218	--	$106,468
Chairman, President	2002	500,000	142,500	29,388	18,000	103,238
and Chief Executive	2001	500,000	--	35,100	22,500	101,723
Officer

James P. Sferra	2003	388,125	--	18,496	--	54,954
Executive Vice President-	2002	385,601	110,616	19,496	15,000	50,307
Manufacturing; Secretary	2001	375,000	--	18,900	22,500	48,033

Ronald S. Stowell	2003	215,280	12,000	20,696	--	61,072
Vice President, Chief	2002	213,880	76,355	21,096	15,000	26,997
Financial Officer, and	2001	208,000	--	20,400	15,000	29,724
Treasurer

David W. McCauley	2003	184,046	10,000	12,000	--	17,512
President of LSI Graphic	2002	181,977	46,120	12,000	9,000	21,309
Solutions Plus; President	2001	176,967	48,183	12,000	15,000	19,511
of Grady McCauley Inc.

(1)	Other Annual Compensation consists of automobile allowances for all executive officers as well as professional fee allowances for Mr. Ready and Mr. Sferra.

(2)	Represents Common Shares underlying options awarded under the Company’s stock option plans.

(3)	All Other Compensation includes Retirement Plan and Deferred Compensation Plan contributions, premiums paid on long-term disability and life insurance policies, and payment of accrued vacation.

        Under separate agreements, Messrs. Ready and Sferra will receive disability payments for up to 50 months at 60% of their average salary and bonus received in the last five fiscal years, reduced by any Social Security payments, if they become disabled while employed by LSI. Health insurance will be maintained for the person and his spouse for five years after termination or death. If such person dies while employed by LSI or while receiving disability payments, the Company shall pay their heirs one million dollars less any payments made as disability compensation or from any policies of life insurance maintained by LSI. In order to provide clear continuity of management influence, LSI has also agreed to employ Messrs. Ready and Sferra as consultants for a period of three years commencing at an unspecified time in the future when such person determines to retire from employment. Such consulting compensation will be at annual rates of 60%, 50%, and 40% of the average of the last five full fiscal year salary levels. Messrs. Ready and Sferra have no plans to retire in the near future. However, the establishment of provisions for consulting services by Messrs. Ready and Sferra are intended to facilitate a smooth transition as part of any future management succession plan.

Stock Options

        No stock options were granted to employees in fiscal year 2003. The following table contains information concerning the exercise and appreciation of stock options held by the Named Executives.

Fiscal 2003 Option Exercises and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End(1) Exercisable/Unexercisable
Robert J. Ready	--	--	19,200/21,300	$15,552/$2,673
James P. Sferra	--	--	26,700/18,300	$23,127/$2,673
Ronald S. Stowell	--	--	24,000/21,000	$21,225/$6,075
David W. McCauley	--	--	21,750/14,250	$ 6,075/$6,075

(1)	In-the-Money Options are options for which the market value of the underlying Common Shares exceeds the exercise price. Calculation is based upon the market value of the underlying Common Shares at fiscal year-end, minus the exercise price.

        The following table presents information about the Company’s equity compensation plans (LSI Industries Inc. 1995 Stock Option Plan and the LSI Industries Inc. 1995 Directors’ Stock Option Plan) as of June 30, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future grants
Equity compensation plans approved by security holders	587,270	$11.59	823,630

Equity compensation plans not approved by security holders	--	--	--

Total	587,270	$11.59	823,630

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal year 2003.

        The Compensation Committee annually establishes salaries, bonuses and stock option awards for executive officers and key management personnel. The Committee reviews the performance of the Company’s executive officers in connection with the Company’s overall performance. The Committee desires to establish executive compensation that enhances the Company’s overall fundamental objective of providing long-term value for its shareholders and employees. In addition, major emphasis is being placed on retaining current management and incentivizing key managers to align their interests to make them consistent with the Company’s growth. The Committee believes that the interests of management and shareholders can be more closely aligned by providing executives with competitive levels of compensation that will enable LSI Industries to attract and retain key executives by rewarding exceptional individual performance, and by tying executive pay to overall corporate performance.

        The Committee uses base salaries, incentive and deferred compensation arrangements, automobile allowances, life and disability insurance programs, and stock options designed to tie a portion of the executive’s compensation to the stock market performance of the Company’s Common Shares when establishing executive and managerial compensation programs.

Base Compensation

        The Committee generally reviews the base salaries of the Company’s executive officers and each executive’s level of responsibility and potential, as well as salary levels offered by competitors and the overall competition in the existing marketplace. Each executive’s particular division of the Company is reviewed, and its contribution to the overall results of the Company assessed. The Committee generally uses this information to determine the executive’s base compensation level. In consideration of the economic recession and reduced profitability of the Company, the Committee specifically determined in fiscal year 2003 to freeze the base salaries of the Company’s executive officers, key management and all salary personnel at their fiscal 2002 levels.

        The Committee generally applies a collective, subjective evaluation of the above factors to determine the annual base compensation level of its executive officers in light of the Company’s performance and, in certain cases, the performance of its various divisions. The Committee did not utilize a particular objective formula as a means of establishing annual base compensation levels. Chief Executive Officer and President Robert J. Ready’s salary is generally established on the same basis, and was specifically frozen at the fiscal 2002 level.

Incentive Compensation

        Incentive compensation awards for performance during fiscal 2003 were made to employees of certain operating divisions based upon the achievement of specific goals set forth in the strategic Plan adopted for the 2003 fiscal year. The Plan provides that 20% of certain employees’ bonuses are based upon overall corporate results, with the remaining 80% based upon divisional results. Bonuses for corporate officers, including Robert J. Ready, are based entirely on overall corporate results. Because fiscal year 2003 results were below the specific goals that were established, the Company’s Corporate Executive Officers did not receive any incentive compensation awards.

Stock Option Grants

        The shareholders of LSI Industries established a Stock Option Plan to provide a method of attracting, retaining and providing appropriate incentives to key employees. The Committee is responsible for the administration of this Plan, both with respect to executive officers and all other employees. To that end, the Committee determines which employees receive options, the time of grant and the number of shares subject to the option. All option prices are set at 100% of market value on the date of grant. The Committee bases its individual option awards upon the past contributions of the particular employee as well as the capability of the employee to positively impact the Company’s future success and profitability. There were no stock options granted to employees or executive officers in fiscal year 2003.

Deferred Compensation

        The Committee evaluated the plan design of the Company’s Non-Qualified Deferred Compensation Plan and approved an amendment. The plan amendment dealt with provisions related to “in service” withdrawals, distributions upon death of a participant, vesting of the Company matching contribution and criteria for when the Company matching contribution would be made. The Plan, as amended, now provides that the Company matching contributions shall be made if the Company’s return on average equity (ROE) is consistent with or above the ROE as defined in the strategic plan for each fiscal year.

Compensation Committee Dennis B. Meyer, Chairman Gary P. Kreider Wilfred T. O’Gara

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Gary P. Kreider, who is a member of the Compensation Committee, is a senior partner of Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, a law firm that provided legal services to the Company in fiscal year 2003.

CERTAIN TRANSACTIONS

        Scott D. Ready, age 41, is Corporate Vice President of the Image Group and is the son of Robert J. Ready, Chairman, President and Chief Executive Officer of LSI Industries. In fiscal year 2003, Scott D. Ready’s total compensation was $180,817. J. Scott Sferra, age 39, is Vice President Manufacturing of the Cincinnati Operations of LSI Industries and is the son of James P. Sferra, Director, Secretary and Executive Vice President Manufacturing of LSI Industries. In fiscal year 2003, J. Scott Sferra’s total compensation was $88,996. Neither Scott Ready nor J. Scott Sferra received stock option grants in fiscal 2003.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors has furnished the following report on the Committee’s activities for fiscal year 2003.

        The Audit Committee is composed of three non-employee, independent directors as defined by its charter and the rules of the Nasdaq National Market. The Committee operates under a written charter that was first adopted and approved by the Board of Directors in June 2000, and attached to the Proxy Statement for the 2001 Annual Shareholders’ Meeting. The Committee met five times during fiscal year 2003. These meetings included, at appropriate times, Executive Management of the Company, Grant Thornton LLP (the Company’s independent certified public accountants), as well as executive sessions either of only the Audit Committee members or the Committee members along with Grant Thornton.

        The primary function of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. These oversight responsibilities of the Committee consist of a review of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2003 with management, including a discussion of the quality and acceptability of the accounting principles, clarity of disclosures in the financial statements, and the reasonableness of significant judgements. Management has confirmed to us that such financial statements are their responsibility and that they have been prepared with integrity and objectivity in conformity with accounting principles generally accepted in the United States.

        The Audit Committee is also responsible for engaging the services of the Company’s independent certified public accountants, Grant Thornton LLP, for all audit, tax compliance, tax consulting and any other work they may perform on behalf of the Company. This is achieved by the Audit Committee, through its Chairman, specifically pre-approving an engagement letter submitted by Grant Thornton for specific work (such as the year-end audit), or by pre-approving other, generally smaller, projects. Management reports to the Audit Committee all fees incurred from Grant Thornton on a quarterly basis.

        The Audit Committee has also evaluated the services provided by the Company’s independent certified public accountants, Grant Thornton LLP. The Committee has adopted appropriate policies as required by the Sarbanes-Oxley Act of 2002 ad will continue to do so prior to the effective dates of additional requirements of this act.

        Following the audit of the Company’s year-end financial statements, the Audit Committee met with Grant Thornton LLP, the independent certified public accountants who are responsible for expressing an audit opinion on the financial statements, and discussed the matters required to be discussed by Statement of Auditing Standards No. 61 (SAS 61 – Communications with Audit Committee). SAS 61 requires Grant Thornton LLP to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgements and estimates, (iv) any significant audit adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

        Grant Thornton LLP also provided a letter containing the disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) with respect to relationships between Grant Thornton LLP and the Company that in its professional judgement may reasonably be thought to bear on independence. This letter from Grant Thornton LLP confirms that, in its professional judgement, it is independent of the Company within the meaning of the federal securities laws and the requirements of the Independence Standards Board. The Audit Committee has advised Company management that it has determined that the non-audit services rendered by Grant Thornton LLP during fiscal year 2003 are compatible with maintaining their independence as the Company’s auditors.

        The Audit Committee reviewed and discussed with management the audited financial statements for the year ended June 30, 2003. In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2003 for filing with the Securities and Exchange Commission.

Audit Committee Wilfred T. O’Gara, Chairman Gary P. Kreider Dennis B. Meyer

CORPORATE PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return on the Company’s Common Shares during the five fiscal years ended June 30, 2003 with a cumulative total return on the Nasdaq Stock Market Index (U.S. companies) and the Dow Jones Electrical Equipment Index. The comparison assumes $100 was invested June 30, 1998 in the Company’s Common Shares and in each of the indexes presented; it also assumes reinvestment of dividends.

OTHER MATTERS

        LSI Industries is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice.

QUESTIONS

        If you have any questions or need more information about the annual shareholders’ meeting, write to or contact:

LSI Industries Inc.
Ronald S. Stowell,
Vice President, Chief Financial
Officer & Treasurer
10000 Alliance Road
Cincinnati, Ohio 45242
(513) 793-3200

        For more information about your stock ownership, call The Provident Bank at (513) 763-8113 or (888) 863-5893

        We also invite you to visit the LSI Industries site on the Internet at www.lsi-industries.com. Internet site materials are for your general information only and are not part of this proxy solicitation.

Dated: September 25, 2003	By Order of the Board of Directors /s/James P. Sferra James P. Sferra Secretary

APPENDIX A

LSI INDUSTRIES INC.

2003 EQUITY COMPENSATION PLAN

Table of Contents

Page

Article 1	OBJECTIVES	1
Article 2	DEFINITIONS	1
Article 3	ADMINISTRATION	3
3.1	The Committee	3
3.2	Awards	3
3.3	Guidelines	4
3.4	Delegation of Authority	4
3.5	Decisions Final	4
Article 4	COMMON SHARES SUBJECT TO PLAN	4
4.1	Common Shares	4
4.2	Adjustment Provisions	5
4.3	Merger, Dissolution or Liquidation	5
4.4	Change of Control	5
Article 5	DURATION OF PLAN	6
Article 6	STOCK OPTIONS	6
6.1	Grants	6
6.2	Incentive Options	6
6.3	Replacement Options	7
6.4	Terms of Options	7
6.5	Award of Options to Non-Employee Directors	8
Article 7	STOCK APPRECIATION RIGHTS	9
7.1	Grant	9
7.2	Term	9
7.3	Exercise	9
7.4	Payment	9
7.5	Transferability and Termination	9
Article 8	RESTRICTED AND UNRESTRICTED STOCK AWARDS	9
8.1	Grants of Restricted Stock Awards	9
8.2	Terms and Conditions of Restricted Stock Awards	9
8.3	Unrestricted Stock Awards	10
Article 9	PERFORMANCE AWARD	10
9.1	Performance Awards	10
9.2	Terms and Conditions of Performance Awards	11
Article 10	OTHER STOCK UNIT AWARDS	11
Article 11	TRANSFERABILTY OF AWARDS	12
Article 12	TERMINATION OF AWARDS	12
12.1	Termination of Awards	12
12.2	Acceleration of Vesting and Extension of Exercise Period Upon Termination	13
Article 13	DEFERRALS	13
Article 14	TERMINATION OR AMENDMENT OF PLAN	14
Article 15	GENERAL PROVISIONS	14
15.1	No Right to Continued Employment or Business Relationship	14
15.2	Other Plans	14
15.3	Withholding of Taxes	14
15.4	Reimbursement of Taxes	14
15.5	Governing Law	14
15.6	Liability	14

LSI INDUSTRIES INC.

2003 EQUITY COMPENSATION PLAN

ARTICLE 1
OBJECTIVES

        LSI Industries Inc. has established this 2003 Equity Compensation Plan effective November 13, 2003. The purposes of this Plan are to enable LSI and its Subsidiaries to compete successfully in retaining and attracting key employees, directors and advisors of outstanding ability, to stimulate the efforts of such persons toward LSI’s objectives and to encourage the identification of their interests with those of LSI’s shareholders.

ARTICLE 2
DEFINITIONS

        For purposes of this Plan, the following terms shall have the following meanings:

        2.1    “Advisor” means anyone who provides bona fide advisory or consultation services to LSI other than the offer or sale of securities in a capital-raising transaction.

        2.2    “Award” means any one or more of the following: (a) Stock Options, (b) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (c) Restricted Stock; (d) performance Shares conditioned upon meeting performance criteria; and (e) other awards based in whole or in part by reference to or otherwise based on LSI Common Shares, or other securities of LSI or any Subsidiary.

        2.3    “Award Agreement” means a written agreement setting forth the terms of an Award.

        2.4    “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

        2.5    “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.

        2.6    “Board” means the Board of Directors of LSI.

        2.7    “Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.

        2.8    “Committee” means the committee appointed by the Board and consisting of one or more Directors, none of whom shall be eligible to receive any Award except as provided in Subsection 6.5. Members of the Committee must qualify as Non-Employee Directors as defined by Rule 16b-3(b)(3)(i). To the extent that it is desired that compensation resulting from an Award be excluded from the deduction limitation of Section 162(m) of the Code, all members of the Committee granting an Award also shall be “outside directors” within the meaning of Section 162(m).

        2.9    “Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

        2.10    “Eligible Employee” means anyone, other than one who receives retirement benefits, consulting fees, honorariums, and the like from LSI who performs services for LSI or a Subsidiary, including an officer or director of LSI or a Subsidiary; and is compensated on a regular basis by LSI or a Subsidiary.

        2.11    “Fair Market Value” means the last closing price for a Common Share on the Nasdaq or any stock exchange or national trading or quotation system on which such sales are reported. If the Common Shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Committee.

        2.12    “Incentive Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor provision.

        2.13    “Non-Employee Director” means each director of LSI or its subsidiaries, now serving as a director or elected hereafter, who is not also an employee of LSI or any of its subsidiaries.

        2.14    “Non-Tandem SAR” means a Stock Appreciation Right granted without reference to a Stock Option.

        2.15    “Non-Qualified Option” means any Stock Option that is not an Incentive Stock Option.

        2.16    “Officer” means a person who is considered to be an officer of LSI under Rule 16a-1(f).

        2.17    “Other Stock Unit Awards” shall have the meaning set forth in Section 10.1 hereof.

        2.18    “Reference Option” shall have the meaning set forth in Section 7.1 hereof.

        2.19    “Option Price” or “Exercise Price” means the price per Common Share at which a Common Share may be purchased upon the exercise of an Option or an Award.

        2.20    “Participant” means a person to whom an Award has been made pursuant to this Plan.

        2.21    “Replacement Option” means a Non-Qualified Option granted pursuant to Subsection 6.3, upon the exercise of a Stock Option granted pursuant to this Plan where the Option Price is paid with previously owned Common Shares.

        2.22    “Restricted Stock” means Common Shares issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

        2.23    “Restricted Stock Award” means an award of a fixed number of Common Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.

        2.24    “Retirement” means termination of employment or service on the Board, other than a termination for the reasons specified in Sections 12.1.3 or 12.1.4, and other than by death or Disability by an employee or a director who is at least 65 years of age, or 55 years of age with at least ten years of employment with, or service on the Board of, LSI or a Subsidiary.

        2.25    “Rule 16b-3” and “Rule 16a-1(f)” mean Securities and Exchange Commission Regulations Sect. 240.16b-3 and Sect. 240.16a-1(f) or any corresponding successor regulations.

        2.26    “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, cash and/or Common Shares equal in value to the excess of the Fair Market Value of one Common Share on the date of exercise of the SAR over the reference price per Common Share established on the date the SAR was granted.

        2.27    “Stock Option” or “Option” means the right to purchase Common Shares, including a Replacement Option, granted pursuant to Article 6.

        2.28    “Subsidiary” means any corporation, partnership, joint venture, or other entity of which LSI owns or controls, directly or indirectly, 25% or more of the outstanding voting stock, or comparable equity participation and voting power, or which LSI otherwise controls, by contract or any other means. However, when the term “Subsidiary” is used in the context of an Award of an Incentive Option, the applicable percentage shall be 50%. “Control” means the power to direct or cause the direction of the management and policies of a corporation or other entity.

        2.29    “Tandem SAR” shall mean a Stock Appreciation Right granted with reference to a Stock Option.

        2.30    “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.

ARTICLE 3
ADMINISTRATION

        3.1    The Committee. This Plan shall be administered and interpreted by the Committee.

        3.2    Awards. The Committee is authorized to grant (i) Stock Options; (ii) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (iii) Restricted Stock; (iv) performance Shares conditioned upon meeting performance criteria; and (v) other awards based in whole or in part by reference to or otherwise based on LSI Common Shares, or other securities of LSI or any Subsidiaries (collectively, the “Awards”). In particular, the Committee shall has the authority:

3.2.1 to select the Eligible Employees and Advisors to whom Awards may be granted;

3.2.2 to determine the types and combinations of Awards to be granted;

3.2.3 to determine the number of Common Shares or monetary units which may be subject to each Award;

3.2.4 to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award, including, but not limited to, the term, price, exercisability, method of exercise, any restriction or limitation on transfer, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award, and the related Common Shares, based on such factors as the Committee shall determine; and

3.2.5 to modify or waive any restrictions or limitations contained in, and grant extensions to the terms of or accelerate the vestings of, any outstanding Award, other than Performance Awards, as long as such modifications, waivers, extensions or accelerations are not inconsistent with the terms of this Plan, but no such changes shall impair the rights of any Participant without his or her consent.

        3.3    Guidelines. The Committee is authorized to adopt, alter and repeal administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it deems advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry this Plan into effect.

        3.4    Delegation of Authority. The Committee may delegate its authority to Officers of LSI and its administrative duties to Officers or employees of LSI except with respect to persons who are Senior Officers of LSI as defined by the Committee and except where performance goals for particular compensation grants are intended to be excluded from the deduction limitation imposed by Section 162(m) of the Code.

        3.5    Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.

ARTICLE 4
COMMON SHARES SUBJECT TO PLAN

        4.1    Common Shares. Subject to adjustment as provided in Subsection 4.2, the number of Common Shares which may be issued under this Plan shall not exceed One million eight hundred thousand (1,800,000) Common Shares. If any Award granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unacquired Common Shares subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Common Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Common Shares underlying a canceled Option shall be counted against the maximum number of Common Shares for which Options may be granted to an employee. The repricing of an Option shall be treated as a cancellation of the Option and the grant of a new Option.

      4.2    Adjustment Provisions.

4.2.1 If LSI shall at any time change the number of issued Common Shares without new consideration to LSI by stock dividend, split, combination, recapitalization, reorganization, exchange of Common Shares, liquidation or other change in corporate structure affecting the Common Shares or make a distribution of cash or property which has a substantial impact on the value of issued Common Shares, the total number of Common Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Common Shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the aggregate consideration payable to LSI and the value of each such Award shall not be changed.

4.2.2 The Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Common Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which LSI is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate.

        4.3    Merger, Dissolution or Liquidation. In the event of the dissolution or liquidation of LSI or any merger, consolidation, exchange or other transaction in which LSI is not the surviving corporation or in which 75% or more of the outstanding Common Shares of LSI are converted into cash, other securities or other property, each outstanding Award shall terminate as of a date fixed by the Committee provided that not less than 20 days’ written notice of the date of expiration shall be given to each holder of an Award and each outstanding Award shall be fully vested and each such holder shall have the right during such period following notice to exercise the Award as to all or any part of the Common Shares for which it is exercisable.

        4.4    Change of Control. All outstanding Awards shall become immediately exercisable in full if a change in control of LSI occurs. For purposes of this Agreement, a “change in control of LSI” shall be deemed to have occurred if (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than a trustee or other fiduciary holding securities under an employee benefit plan of LSI becomes the “beneficial owner,” as defined in Rule 13d-3 under that Act, directly or indirectly, of securities of LSI representing 25% or more of the combined voting power of LSI’s then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by LSI’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

ARTICLE 5
DURATION OF PLAN

        This Plan shall continue in effect until November 12, 2013, unless terminated sooner by the Board pursuant to Article 15.

ARTICLE 6
STOCK OPTIONS

        6.1    Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Option or an Incentive Option and in each case such Option may or may not include Stock Appreciation Rights. One or more Stock Options and/or Stock Appreciation Rights may be granted to any Eligible Employee or Advisor, except that no person shall receive during any 12 month period Non-Qualified Stock Options and Stock Appreciation Rights covering more than 75,000 Common Shares and except that only Non-Qualified Options may be granted to Advisors.

        6.2    Incentive Options. Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

6.2.1 If an Incentive Stock Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of LSI and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of LSI, then

6.2.1.1 the Option Price must equal at least 110% of the Fair Market Value on the date of grant; and

6.2.1.2 the term of the Option shall not be greater than five years from the date of grant.

6.2.2 The aggregate Fair Market Value of Common Shares, determined at the date of grant, with respect to which Incentive Stock Options that may be exercised for the first time by any individual during any calendar year under this Plan or any other plan maintained by LSI and its Subsidiaries shall not exceed $100,000. To the extent that the aggregate fair market value of Common Shares with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year, under all plans of LSI and its Subsidiaries, exceeds $100,000, such Options shall be treated as Nonqualified Options.

6.2.3 Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

        6.3    Replacement Options. The Committee may provide either at the time of grant or subsequently that an Option shall include the right to acquire a Replacement Option upon the exercise of such Option, in whole or in part, prior to an Eligible Employee’s termination of employment if the payment of the Option Price is paid in Common Shares. In addition to any other terms and conditions the Committee deems appropriate, the Replacement Option shall be subject to the following terms:

6.3.1 the number of Common Shares subject to the Replacement Option shall not exceed the number of whole Common Shares used to satisfy the Option Price of the original Option and the number of whole Common Shares, if any, withheld by LSI as payment for withholding taxes in accordance with Subsection 15.3;

6.3.2 the Replacement Option Grant Date will be the date of the exercise of the original Option;

6.3.3 the Option Price per share shall be the Fair Market Value of a Common Share on the Replacement Option Grant Date;

6.3.4 the Replacement Option shall be exercisable no earlier than one year after the Replacement Option Grant Date; and

6.3.5 the Term of the Replacement Option will not extend beyond the Term of the original Option.

        The Committee may, without the consent of the Eligible Employee, rescind the right to receive a Replacement Option at any time prior to an Option being exercised.

        6.4    Terms of Options. Except as otherwise required by Subsections 6.2, 6.3 or 6.5, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

6.4.1 Option Price. The Option Price shall be determined by the Committee at the time of grant, except that no Incentive Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.

6.4.2 Option Term. The Option Term shall be fixed by the Committee, but no Incentive Option shall be exercisable more than ten years after its Award Date, and no Non-Qualified Option shall be exercisable more than ten years after its Award Date.

6.4.3 Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement, provided, however, that an Option may not be exercised as to less than One Hundred Common Shares at any one time or the total number available for exercise at that time.

6.4.4 Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Term by giving written notice of exercise to LSI specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash unless some other form of consideration is approved by the Committee at or after the grant.

6.4.5 Transferability of Options. Stock Options shall be Transferable as provided in Article 11.

6.4.6 Termination. Stock Options shall terminate in accordance with Article 11.

6.4.7 Buyout and Settlement Provisions. The Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish. The Committee may also substitute new Stock Options for previously granted Stock Options having higher Option Prices than the new Stock Options being substituted therefor.

        6.5    Award of Options to Non-Employee Directors.

6.5.1 Grants. Each Non-Employee Director shall be granted a Non-Qualified Option for 1,500 Common Shares upon appointment or election as a Director and immediately after each subsequent Annual Shareholders’ Meeting if such person is serving as a Director at such time either by virtue of being re-elected or by virtue of serving a term in excess of one year. All grants shall be made on the date of the event giving rise to the option. Such grants shall continue until the number of Common Shares provided for in this Plan in Article 4 are exhausted.

6.5.2 Terms and Conditions of Options Granted to Non-Employee Directors.

6.5.2.1 The Term of all Options shall be 10 years from the Award Date.

6.5.2.2 The Option Price of all Options shall be the Fair Market Value of a Common Share on the Award Date.

6.5.2.3 All Options shall be fully vested upon grant.

6.5.2.4 All Options shall be exercisable in the manner provided in Subsection 6.4.3.

6.5.2.5 All Options shall be Transferable as provided in Article 11 and shall terminate in accordance with Article 12, except that the timing provisions of Subsections 12.1.2 and 12.1.5 may not be varied by Committee determination.

6.5.3 Automatic Termination of Option. Notwithstanding anything contained herein to the contrary, if at any time a holder of an option granted under this Plan becomes an employee, officer or director of or a consultant to an entity which the Compensation Committee determines is a competitor of LSI, such option shall automatically terminate as of the date such conflicting relationship was established.

6.5.4 The provisions of this Section 6.5 replace the 1995 Directors’ Stock Option Plan.

ARTICLE 7
STOCK APPRECIATION RIGHTS

        7.1    Grants. The Committee may, in its discretion, grant Stock Appreciation Rights to any Eligible Employee or Advisor or Non-Employee Director. A Stock Appreciation Right may be granted either with or without reference to all or any part of a Stock Option. A “Tandem SAR” is an SAR granted with reference to a Stock Option (the “Reference Option”). A “Non-Tandem SAR” is an SAR granted without reference to a Stock Option. If the Reference Option is a Non-Qualified Option, a Tandem SAR may be granted at or after the date of the Reference Option; if the Reference Option is an Incentive Option, the Grant Date of a Tandem SAR must be the same as the Grant Date of the Reference Option. Any SAR shall have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

        7.2    Term. A Tandem SAR shall terminate and no longer be exercisable upon the termination of its Reference Option. A Non-Tandem SAR may have a term no longer than 10 years from its Grant Date.

        7.3    Exercise. A Tandem SAR may only be exercisable at the times and, in whole or in part, to the extent that its Reference Option is exercisable. The exercise of a Tandem SAR shall automatically result in the surrender of the applicable portion of its Reference Option. A Non-Tandem SAR shall be exercisable in whole or in part as provided in its Award Agreement. Written notice of any exercise must be given in the form prescribed by the Committee.

        7.4    Payment. For purposes of payment of an SAR, the reference price per Common Share shall be the Option Price of the Reference Option in the case of a Tandem SAR and shall be the Fair Market Value of a Common Share on the Grant Date in the case of a Non-Tandem SAR. The Committee shall determine the form of payment.

        7.5    Transferability and Termination. Stock Appreciation Rights shall be Transferable as provided in Article 11 and shall terminate in accordance with Article 14.

ARTICLE 8
RESTRICTED AND UNRESTRICTED STOCK AWARDS

        8.1    Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Advisor or Non-Employee Director. Each Restricted Stock Award shall specify the number of Common Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Common Shares by the Participant and the restrictions imposed on such Common Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

        8.2    Terms and Conditions of Restricted Awards. Restricted Stock Awards shall be subject to the following provisions:

8.2.1 Issuance of Common Shares. Common Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

8.2.2 Stock Powers and Custody. If Common Shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the certificates evidencing Restricted Stock be held in custody by LSI until the restrictions on them shall have lapsed.

8.2.3 Shareholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Common Shares until they are fully vested.

8.2.4 Termination of Employment. Upon termination of employment during the restricted period, all Restricted Stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, retirement, disability, death or special circumstances.

        8.3    Unrestricted Stock Awards. The Committee may make awards of unrestricted Common Shares to key Eligible Employees, Advisors and or Non-Employee Directors in recognition of outstanding achievements or contributions by such employees and advisors. Unrestricted Common Shares issued on a bonus basis may be issued for no cash consideration. Each certificate for unrestricted Common Shares shall be registered in the name of the Participant and delivered to the Participant.

ARTICLE 9
PERFORMANCE AWARDS

      9.1    Performance Awards.

9.1.1 Grant. The Committee may, in its discretion, grant Performance Awards to Eligible Employees and Advisors. A Performance Award shall consist of the right to receive either Common Shares or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period (defined below) or a fixed dollar amount payable in cash or Common Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Employees and Advisors to whom and the time or times at which Performance Awards shall be granted, the number of Common Shares or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which, a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Subsection 9.2.

9.1.2 Criteria for Award. The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals; the appreciation in the Fair Market Value, book value or other measure of value of the Common Shares; the performance of LSI based on earnings or cash flow; or such other factors or criteria as the Committee shall determine.

        9.2    Terms and Conditions of Performance Awards. Performance Awards shall be subject to the following terms and conditions:

9.2.1 Dividends. Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to dividends declared during the Performance Period with respect to any Common Shares covered by a Performance Award will not be paid to the Participant.

9.2.2 Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or both as the Committee may determine shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award.

9.2.3 Transferability. Performance Awards shall be Transferable as provided in Article 11.

9.2.4 Termination of Employment or Advisory Relationship. Subject to the applicable provisions of the Award Agreement and this Plan, upon termination of a Participant’s employment or advisory relationship with LSI or a Subsidiary for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

ARTICLE 10
OTHER STOCK UNIT AWARDS

        10.1    The Committee is authorized to grant to employees of LSI and its affiliates, either alone or in addition to other Awards granted under the Plan, Awards of Common Shares or other securities of LSI or any Subsidiary of LSI and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of LSI or any subsidiary of LSI (“Other Stock Unit Awards”). Other Stock Unit Awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine.

        10.2    The Committee shall determine the employees to whom Other Stock Unit Awards are to be made, the times at which such Awards are to be made, the number of Common Shares to be granted pursuant to such Awards and all other conditions of such Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. The recipient shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities prior to the later of the date on which the Common Shares or other securities are issued, or the date on which any applicable restrictions, performance or deferral period lapses. Common Shares (including securities convertible into Common Shares) and other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares or other securities on the date of grant, unless the Committee otherwise elects.

ARTICLE 11
TRANSFERABILITY OF AWARDS

        Awards and the benefits payable under this Plan shall not be Transferable by the Participant during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution or, in the case of an Incentive Stock Option, except by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code. Awards shall be exercisable during a Participant’s lifetime only as set forth in the preceding sentence by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

        Notwithstanding the above, the Committee may, with respect to particular Awards, other than Incentive Stock Options, establish or modify the terms of the Awards to allow the Awards to be transferred at the request of the grantee of the Awards to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the committee allows such transfer, such Options shall not be exercisable for six months following the action of the Committee.

ARTICLE 12
TERMINATION OF AWARDS

        12.1    Termination of Awards. All Awards issued under this Plan shall terminate as follows:

12.1.1 At Expiration of Term. During any period of continuous employment or business relationship with LSI or a Subsidiary, an Award will be terminated only if it is fully exercised or if it has expired by its terms or by the terms of this Plan. For these purposes, any leave of absence approved by LSI shall not be deemed to be a termination of employment.

12.1.2 Death, Disability or Retirement. If a Participant’s employment by LSI or a Subsidiary terminates by reason of death, Disability or Retirement, or in the case of an advisory relationship, other than as a Non-Employee director, if such business relationship terminates by reason of death or Disability, any Award held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative, for a period of one year following termination of employment, in the case of death or disability, and 90 days in the case of Retirement, or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options, or until the expiration of the stated term of such Award, whichever period is shorter.

12.1.3 Termination for Cause. Awards shall terminate immediately if employment is terminated for cause or by voluntary action of the grantee without the consent of LSI. Cause is defined as including, but not limited to, theft of or intentional damage to LSI property, intentional harm to LSI’s reputation, material breach of the optionee’s duty of fidelity to LSI, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of LSI policies, or trading in Common Shares for personal gain based on knowledge of LSI’s activities or results when such information is not available to the general public.

12.1.4 Employment and Noncompetition Agreements. If an individual holding an Award violates any term of any written employment, confidentiality or noncompetition agreement between LSI and that person, all existing Awards held by such person will terminate. In addition, if at any time of such violation such person has exercised an Award for Common Shares but has not received certificates for the Common Shares to be issued, LSI may void the Award and its exercise. Any such actions by LSI shall be in addition to any other rights or remedies available to LSI in such circumstances.

12.1.5 Other. Except as provided above in this Section 12.1, unless otherwise determined by the Committee at or after grant, if a Participant’s employment by, or business relationship with, LSI or a Subsidiary terminates for any reason other than death, as provided above, the Award will terminate on the earlier to occur of the stated expiration date or 90 days after termination of the employment or business relationship. If a Participant dies during the 90 day period following the termination of the employment or business relationship, any unexercised Award held by the Participant, or transferred by the Participant in accordance with Article 11, shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of one year after the date of termination of employment of the Participant or until the expiration of the stated term of the Award, whichever occurs first.

      12.2    Acceleration of Vesting and Extension of Exercise Period Upon Termination.

12.2.1 Notwithstanding anything contained in this Article 12, upon the termination of employment of a Participant who is not an Officer or Director of LSI, for reasons other than those provided in Sections 12.1.3 and 12.1.4, the Committee may, in its sole discretion, accelerate the vesting of all or part of any Awards held by such terminated Participant, or transferred by the Participant in accordance with Article 11, so that such Awards are fully or partially exercisable as of the date of termination, and may also extend the permitted exercise period of such Awards for up to five years from the date of termination, but in no event longer than the original expiration date of such Award.

12.2.2 Except as provided in Section 12.2.1 or Section 4.2, in no event will the continuation of the exercisability of an Award beyond the date of termination of employment allow the Eligible Employee, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Common Shares through the exercise of an Award than could have been purchased on the date that employment was terminated.

ARTICLE 13
DEFERRALS

        The Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish.

ARTICLE 14
TERMINATION OR AMENDMENT OF PLAN

        Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may at any time, amend, in whole or in part, any provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. No amendment shall, without shareholder approval, increase the number of Common Shares available under the Plan, cause the Plan or any Award granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by the Section 162(m) of the Code or cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option as defined by Section 422 of the Code.

ARTICLE 15
GENERAL PROVISIONS

        15.1    No Right to Continued Employment or Business Relationship. Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Participant any right to continue in the employ of, or in any business relationship with, LSI or any Subsidiary, or interfere in any way with the right of LSI or any Subsidiary to terminate such employment or business relationship at any time.

        15.2    Other Plans. The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by LSI or any Subsidiary, unless such plan specifically provides to the contrary.

        15.3    Withholding of Taxes. LSI may deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Common Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Common Shares otherwise deliverable or by accepting the delivery of previously owned Common Shares. Any fraction of a Common Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

        15.4    Reimbursement of Taxes. The Committee may provide in its discretion that LSI may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan.

        15.5    Governing Law. This Plan and actions taken in connection with it shall be governed by the laws of Ohio, without regard to the principles of conflict of laws.

        15.6    Liability. No employee of LSI nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members shall be indemnified by LSI for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

LSI INDUSTRIES INC.

PROXY FOR ANNUAL MEETING	The undersigned hereby appoints Wilfred T. O'Gara and James P. Sferra, or either one of them, proxies of the undersigned, each with the power of substitution, to vote all Common Shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of LSI Industries Inc. to be held on November 13, 2003 at 10:00 a.m., Eastern Standard Time at the Company's headquarters located at 10000 Alliance Road, Cincinnati, Ohio and any postponement or adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.      Authority to elect as Class A Directors the three nominees below.

          FOR ___                  WITHHOLD AUTHORITY ___

          Gary P. Kreider, Dennis B. Meyer and Robert J. Ready

          WRITE THE NAME OF ANY NOMINEE(S) FOR

          WHOM AUTHORITY TO VOTE IS WITHHELD _______________________________________________________

2.      Approval of the new LSI Industries Inc. 2003 Equity Compensation Plan.

          FOR  ___           AGAINST   ___           ABSTAIN ___

3.      Ratification of the appointment of Grant Thornton LLP as independent certified public accountants for fiscal 2004.

          FOR  ___           AGAINST   ___           ABSTAIN ___

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

, 2003	IMPORTANT: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS